                                                                   EXHIBIT 10.14
                                                                              1
                                                                Contract no.
                                            duplicate original for Lessor/Lessee
         LEASE CONTRACT FOR COMMERCIAL SPACE
--------------------------------------------------------------------------------

         (* Bold-prints bullets at the margin indicate that an additional entry or a deletion must be made.)

         The lease parties shall be understood to be the Lessee and Lessor, even if they consist of multiple persons and, if applicable, legal entities. All persons named in the contract shall sign the lease contract personally. Inapplicable portions of the lease contract shall be crossed out. Empty spaces shall be filled out or crossed out.

         The following lease contract is hereby concluded

o        between           Olbrich Franz
         in                Hochstr. 22, 85298 Scheyern                    Lessor
o        represented by    Mr. Olbrich Franz

o        and               SCM Microsystems GmbH
o        in                Pettenkofer Str. 7, 85276 Pfaffenhofen         Lessee
         represented by    Mr. Bernd Meier.

         Section 1 - LEASED ROOMS
o 1. For the operation of a production and distribution of computer products.

         (type of business or commercial activity)

         the rooms in the building/real property located at Luitpoldstr. Pfaffenhofen are hereby rented, namely *)


         (precise description of location)

         In addition, the following shall be leased (free space, garages, etc.): see attachment
o        Leased space:  approx. 627 m2.  Maximum ceiling load: kg/m2.
o 2. The following may be used (vehicle parking places, washing facilities, etc.):
         [Excluded shall be the parking places in front of the leased surfaces, to the extent that this rule is put into practice by all lessees.]

         3. The keys shall be delivered to the Lessee for the lease period in accordance with a separate possession transfer protocol--immediately--upon moving in. The Lessee shall provide missing keys at his own expense. All keys shall be surrendered to the Lessor at the end of the lease relationship.

         4. The Lessor shall grant the use of the leased rooms in a condition which is appropriate in principle for the intended commercial purpose. However, the Lessee shall satisfy governmental requirements at his own expense; the rooms may only be used for the purposes which are permissible under the respective governmental provisions.

         5. This lease contract is concluded subject to the condition precedent that the Lessee makes the first rent payment to the Lessor prior to transfer of possession of the lease property.

NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.

         Section 2 - LEASE TERM AND TERMINATION
o 1. The lease relationship shall begin on 6/1/95, depending on completion of construction
o        The lease relationship shall end on   6/30/2000
o        It shall be extended by consecutive   1 year
         terms if one of the parties does not object to extension no later than 12 months before expiration of the lease term.
o The lease relationship shall run for an indefinite period and may be terminated upon notice of effective at the end of
         2. Termination must be effected (or objection must be made) in writing and served upon the other contracting party by no later than the first working day prior to the beginning of the termination period.

         3. During the termination period, the Lessee shall permit the placement of lease signs on the windows and other appropriate locations.

         4. The Lessor may terminate the lease contract for good cause effective immediately without compliance with a termination notice period if the Lessee fails to satisfy his contractual obligations (for example, payment default of at least two months rent, substantial outstanding operating costs and/or heating costs and, in spite of warning, substantial disturbance of the Lessor or Lessee's, contractually violative use, unauthorized use by third parties, etc.).

         5. [crossed out text]

         6. The contract shall not be rescinded as a result of the death of the Lessee. Both contracting parties hereby waive the right of early termination arising from Section 569 BGB [German Civil Code].

         7. Upon expiration of the lease period, Section 568 BGB shall have no application to the two contracting parties.

         *) Attachments, drawings, surface calculations, floor plans, etc., shall be attached to the contract.

         Order-no. 25 203  No liability on the part of the publisher for erroneous or incorrect legal application.
                           Printing, imitation and duplication are not
                           permitted.                               2.94 AGB 40

         Section 3 - RENT AND ANCILLARY COSTS                      DM PER MONTH
o        1. Rent shall be DM                                 9,000.00 per month
         in words: DM               nine thousand
o        2. In addition to rent, payment shall be made each month for the following:
                                                                       currently
                                                                       currently
                                                                       currently
                                                                       currently
                                             + value-added tax         currently
                                                      TOTAL            currently
         3. At the request of the Lessor, the Lessee of rooms used commercially or in an independent professional manner shall pay value-added tax in addition to rent, if the Lessor has opted for the duty to pay value-added tax. The parties are aware of the provisions of the Value-Added Tax Act. In this case, the Lessor shall be obligated to provide the Lessee with the necessary prepaid value-added tax slips.
o        4. [crossed out text]
         The Lessor may allocate increases in operating costs. The Lessee hereby obligates himself to assume payment of his appropriate share.
o 5. Cosmetic repairs and replacement of glass panes and mirrors shall be assumed by
         |X| the Lessee  |_| the Lessor.
o 6. Minor maintenance shall be performed by him during the term of the lease from 6/1/95 at his expense, to the extent that the other contracting party is not responsible for the damages. Minor maintenance shall encompass the remedying of minor damage, as well as maintenance of lines and facilities for water, electricity and gas, sanitation equipment, locks on windows and doors, roller blinds, ovens and stoves. Minor damage shall be damage whose remedy consists of not more than the total of 5% of the annual rent.

         Section 4 - PAYMENT OF RENT AND ANCILLARY COSTS
         1. Rent and ancillary costs shall be paid monthly in advance by no later than the third working day of the month free of postage or fees to the Lessor or the person or office authorized by the Lessor to receive them.
o                 Rent and ancillary costs shall be deposited into account no.
         at               .  The legal
         timeliness of payment shall depend not on the dispatch, but rather on the receipt of the money.
o Rent and ancillary costs shall be booked from an account to be named by the Lessee using the automatic debit collection procedure. The Lessee shall be obligated to give the Lessor a collection authorization. In the event of a change of account, the Lessee shall be obligated to give a new collection authorization.
o 2. The ancillary costs (heating costs, see Section 5) for operation, in the amount of DM 600


o shall be collected in the form of monthly installment payments and shall be settled with the Lessee annually after the closing date of 12/31 of each year. The compensation of subsequent payment of the credit shall be carried out on the rent payment deadline following settlement.
o 3. Any additional costs with regard to the fire insurance premium resulting from an increase in danger created by the operation of the Lessee shall be borne by the Lessee.
o 4. In the event of late payment, the Lessor shall be entitled to charge warning costs in the amount of DM 50.00 per warning, without prejudice to penalty interest.

         Section 5 - CENTRAL HEATING AND HOT WATER SUPPLY
         1. The Lessor shall be obligated to keep the central heating in operation to the extent that the external temperatures so requires, but shall do so at least during the period from October 1 through April 30.
o Hot water shall be supplied on a continuous basis. The Lessee shall not have a claim to the supply of central heating and hot water on Saturdays--Sundays--statutory holidays.
         2. The Lessee shall be obligated to pay a pro rate portion of operating and maintenance costs. Partial or complete shutdown of heating and hot water supply resulting from a local fuel shortage shall not entitle the Lessee to reduction claims or compensatory damage claims. This shall also apply to necessary operational interruptions of any kind.
         3. Operating costs shall be allocated by the Lessor in accordance with the statutory settlement standards, i.e., according to useful or renovated space or according to a standard which takes heat consumption into account. If heat meters and/or
o hot water cost allocators are used, a fixed portion of costs shall be divided according to consumption namely % *).

o 4. The useful space, the renovated space, of the lease property shall be approx. 627 m2/m3.

         5. Prepayments shall be made each month toward the allocation amount for operating costs; the amount thereof shall be reasonably set by the Lessor. Said amount must be settled following the close of the heating period.

         6. If there are flow heaters or boilers for hot water preparation and/or a separate storey heating system in the leased rooms, the Lessee shall bear all operating, maintenance and cleaning costs within the meaning of appendix 3, Section 27 of the Second Calculation Regulation. Maintenance and cleaning shall take place on an annual basis.

         Section 6 - USE OF THE ELEVATOR FACILITIES
o [1. The Lessee shall be entitled to use the elevators adjoining the rooms which he has leased, with the exception of]
                                                                  .
         2. The Lessee shall have no claim to uninterrupted performance if operational disruptions occur. The Lessee shall be obligated to satisfy all aspects of the elevator provisions. No elevator service shall be provided. Operational disruptions shall be reported to the Lessor or his agent immediately.

         Section 7 - CONDITION OF THE LEASED ROOMS
o 1. The Lessor shall be obligated to cause the work described in greater detail in the separate appendix to be performed--before the Lessee moves in or, if this is not possible, by no later than .

         2. In the event that the performance of such work is delayed beyond the stipulated deadline without gross culpability on the part of the Lessor, the Lessee hereby grants the Lessor a reasonable remedial period.

         3. The Lessee shall be obligated to treat the leased rooms in a careful manner and maintain and return them in a proper condition.

         4. The Lessor is hereby released by the Lessee from strict liability for initial defects (Section 538 BGB).

-----------------------------
*) At least 50%, maximum of 70% (Regulation on Heating Cost Settlement dated 2/23/81, BGBl [German Legal Gazette] I p. 261)

NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.

         Section 8 - USE OF THE LEASED ROOMS, SUBLEASING
         1. The Lesse may only use the leased rooms for the commercial purposes stated in Section 1. Modifications of the intended use shall require the consent of the Lessor.
         2. If the Lessee stores water-endangering substances or uses water-endangering substances in connection with his commercial activity, he shall, independent of any existing business liability insurance policy, enter into a special liability insurance policy relating to the storage or use of water-endangering substances and document such insurance for the Lessor upon request. The same shall apply mutatis mutandis to all other emissions as well.
         3. Subleasing or other third-party use may take place only with the consent of the Lessor
         4. In the event of unauthorized subleasing, the Lessor may demand that the Lessee terminate the sublease relationship as soon as possible, but not later than within a period of one month. If this does not occur, the Lessor may terminate the primary lease relationship without compliance with a notice period. The Lessor may only exercise this right within one month from the time at which he becomes aware of the unauthorized sublease.
         5. [The Lessor shall be entitled to make his consent to the sublease conditional upon agreement to a sublease surcharge].
         6. In the event of a sublease or permitted third-party use, the Lessee shall be liable for all culpable acts or omissions of the sub-lessee or the party permitted to use the leased rooms as if such acts or omissions were the Lessee's own.
         7. In the event of subleasing, the Lessee hereby assigns to the Lessor at this time the claims which the Lessee holds against the sub-lessee, in addition to a lien for security purposes in the amount of the claims of the Lessor.

         Section 9 - STRESS ON CEILINGS
         The Lessee may not exceed the ceiling stress permitted under construction law (see also Section 1, sec. 1).

         Section 10 - ELECTRICITY, GAS, WATER
         1. The existing line network for electricity, gas and water may be used by the Lessee only to such an extent that no overload occurs. The Lessee may cover additional needs through expansion of the supply lines at his own expense upon prior consent by the Lessor.
         2. Water may be taken from the water lines only for ordinary needs (drinking water, sanitation purposes). In the case of water consumption for commercial purposes, the Lessee shall attach an intermediate water meter at his own expense and bear the water supply and disposal costs according to information provided by the Lessor, unless the water is purchased by the Lessee directly from the water supply works.
         3. In the case of disruption or damage to the supply line, the Lessee shall ensure immediate shutdown and shall be obligated to notify the Lessor or his agent immediately.
         4. A change in energy supply, specifically a modification of the power voltage, shall not entitle the Lessee to compensatory damage claims against the Lessor.
         5. If the power, gas, water supply, or the waste water disposal is interrupted for reasons for which the Lessor is not responsible, or if floods or other catastrophes occur, the Lessee shall have no rent reduction rights and no compensatory damage claims against the Lessor.

         Section 11 - PROMOTIONAL MEASURES
o 1. The Lessee shall be entitled to place one sign of normal size on the surface designated by the Lessor
                                                                             .
         In the case of the existence or establishment of collective sign facilities, the Lessee shall be obligated to use them and assume pro rata portion of costs.
         2. Other devices which serve promotion or sales may be attached to the external surfaces of the building, including the window panes (company signs, company logos, advertising text, display cases, automated vending machine, etc.) only with the express consent of the Lessor. Consent may be revoked. In such a case, as well as in the case of vacation of the leased rooms, the Lessee shall be obligated to restore the former condition
         3. The Lessee shall be liable for all damage which arises in connection with the devices
         4. The Lessee shall be solely responsible for compliance with the general technical and governmental provisions for the manner of attachment and maintenance and for the measures necessary therefor.

         Section 12 - IMPROVEMENTS AND STRUCTURAL MODIFICATIONS BY THE LESSOR


NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.

         1. The Lessor may--even without the consent of the Lessee--make improvements and structural modifications which are necessary in order to preserve the building or the leased rooms or to prevent impending danger or remedy damages. This shall also apply to work which is not necessary, but is expedient, such as modernization of the building and the leased rooms. The Lessee shall keep the affected rooms accessible; he shall not be permitted to impair or delay the performance of the work.
         2. The Lessor may convert the central heating and hot water supply to different heating fuels or have them connected to the long-distance heat; he may also install heat meters, heat cost allocators, hot water meters, hot water cost allocators and thermostats.

         Section 13 - STRUCTURAL MODIFICATIONS BY THE LESSEE
         1. Structural modifications by the Lessee, particularly renovations, built-in items and installations, as well as the installation of grid work on the windows and the construction and modification of fire places, may be undertaken only with the consent of the Lessor. If the Lessor gives such consent, the Lessee shall be responsible for obtaining building authority permits and shall bear all costs in connection herewith.
         2. Any operational equipment or other equipment taken over by the Lessor shall be deemed to not be part of the leased property and shall be deemed to have been installed or put in place by the Lessee.
         3. The Lessee may remove installations which he has provided for the rooms. However, the Lessor may demand that the items be left at the end of the lease relationship, provided that the Lessor pays an amount which corresponds to the present market value--taking into account economic wear and tear and technical progreSection The Lessee and Lessor shall declare in a timely manner that agreements may be concluded in this regard prior to move-out. If the Lessor does not take over equipment installed by the Lessee, the Lessee shall be required to restore the prior condition, including all ancillary work necessary therefor, by the expiration of the contract.
         4. The attachment of external antennas shall require the conclusion of an antenna contract.
         5. The Lessee shall be liable for all damage which arises in connection with the construction measures which he has undertaken.

         Section 14 - MAINTENANCE OF THE LEASED ROOMS
         1. Damage to and in the building and in the leased rooms shall be reported to the Lessor or his agent immediately. The Lessee shall be responsible for additional damages caused by delayed notification.
         2. The Lessee shall be liable to the Lessor for damage which is caused by violation of a duty of care to which he is subject, specifically if the supply and outlet lines, toilets, heating facilities, etc., are improperly handled or the rooms are insufficiently ventilated or heated or not adequately protected against frost. In each instance, the Lessee shall remedy line clogs up to the main pipe at his own expense.
         3. The Lessee shall be liable in the same manner for damage which has been culpably caused by his family members, employees, white-collar employees, sub-lessees, visitors, suppliers and artisans.

         4. The Lessee shall treat the lines and equipment for electricity and gas, the sanitation equipment, locks, rolling blinds, ovens, stoves and similar equipment in a careful manner. The Lessee hereby assigns to the Lessor any and all claims against culpable third parties. The Lessee shall bear the expense of insurance, including reinsurance.
         5. The Lessee shall eliminate the onset of insect pests in the leased property at his own expense. This shall apply to leased or open space which is used.
         6. The Lessee shall immediately remedy damage for which he is responsible. If he fails to satisfy this obligation within a reasonable time, even after written warning, the Lessor may cause the necessary work to be performed at the Lessee's expense. In the case of potentially hazardous damage or in the event that the whereabouts of the Lessee are unknown, written warning and the imposition of a deadline shall be unnecessary.

         Section 15 - THE LESSOR'S LIEN - SECURITY (SECURITY DEPOSIT)
o 1. The Lessee hereby declares that the property which is brought in when he moves in is his own property and is not attached or pledged, with the exception of the following objects:

         2. The Lessee shall be obligated to notify the Lessor promptly of any pledge of objects which have been brought in and identify the court enforcement officer and the pledge creditor.
o 3. The Lessee shall provide the Lessor with security for the performance of his obligations and/or to satisfy compensatory damage claims in the amount of up to three months rent, excluding operating cost advances, namely, in the amount of DM The Lessor shall invest the security deposit separately from his assets at a public bank or savings and loan under the terms for cash deposits with statutory termination period. Interest shall accrue on the security deposit. The security deposit shall be paid prior to transfer of possession of the leased rooms. The security deposit may be replaced at any time by a bank guarantee.

         4. The security deposit, including interest, shall be paid back to the Lessee at the end of the lease relationship, if it is clear that no more claims exist against the Lessee.

         Section 16 - ENTRY OF THE LEASED ROOMS BY THE LESSOR
         1. The Lessor and/or his agent may enter the leased rooms during business hours to inspect their condition or for other good cause. In the event of danger, they shall be permitted to enter at any time of day or night.
         2. If the Lessor wishes to sell the real property, he and/or his agent may enter the leased rooms together with the potential purchaser during business hours. If the lease relationship has been terminated, he and/or his agent may enter the rooms with the potential lessee during business hours.
         3. The Lessee must ensure that it is possible to enter the rooms during his absence. In the case of extended absence (such as company holidays), he shall deposit the keys at an easily accessible place and notify the Lessor appropriately.

         Section 17 - END OF THE LEASE TERM
         AT the end of the lease term, the Lessee shall return the leased rooms to the Lessor in a condition ready for occupancy with all keys, including keys which he personally purchased, without a claim for compensation. Otherwise, the Lessor shall be entitled to open and clean the leased rooms and have new locks and keys created at the Lessee's expense.

         Section 18 - MULTIPLE PERSONS ACTING AS LESSOR OR LESSEE
         The Lessor and/or Lessee shall be jointly and severally liable if multiple persons are involved. It shall be sufficient for purposes of the validity of a declaration by the Lessor if it is made to one of the Lessees.

         Section 19 - COMPETITION PROTECTION
o Competition protection for the Lessee shall be barred--is stipulated to the following extent:



         Section 20 - CHANGE IN LEGAL FORM, SALE OF THE BUSINESS OPERATION

         1. The Lessee shall notify the Lessor thereof promptly if the legal form of the Lessee's enterprise changes or if changes arise in the commercial register, the business registration or in other contexts which are of significance to the lease relationship.
         2. In the event of the sale of the Lessee's operation or a portion thereof, a prior agreement with the Lessor shall be required concerning the transfer of this contract to the legal successor. No right to transfer this contract shall exist.

         Section 21 - ADDITIONAL AGREEMENTS
         1. The Lessee shall observe relevant environmental protection provisions in the exercise of his commercial activity.
o 2. Waste from the commercial activity of the Lessee may not be placed in waste containers provided by the Lessor for general use; instead, it shall be disposed of--by the Lessee himself--at the expense of the Lessor. 3. The building rules shall constitute a component of this contract and shall likewise be signed by the parties.
         4. Subsequent modifications of and addenda to this contract shall be valid only by written agreement. If one of the provisions of this contract is or should become legally invalid in whole or in part, the validity of the remaining provisions shall not be affected thereby.
         5. Additional agreements, such as the placement of signs, neon signs, option rights, sliding clauses and value assurance clauses, insurance duties, lease prepayments, snow removal, duty to make access ways safe, etc.:

o        APPENDICES:  A, B, C, D, E,E1 F, G H I K
         In order to secure rent and ancillary rent cost, the Lessee shall provide an absolute bank guarantee for two months rent, which shall be due 1 month after the signing of the lease contract. (A cash deposit is also possible) Note: Distribution rights for drinks are held by Paulaner Brauerei Munchen [Paulener Brewery, Munich].


         9/30/94                                   9/30/94
         --------------------------                --------------------------
         Place, date                               Place, date


         [signature]                               s/Bernd Meier
         --------------------------                --------------------------
         Lessor                                    Lessee




Order no. 25 203